AMENDMENT NO. 2
                                       TO
                        ADMINISTRATIVE SERVICES AGREEMENT



The Administrative Services Agreement between The AAL Mutual Funds and Aid Association for Lutherans, effective January 1, 1999, is hereby amended, effective July 1, 2000, as follows:

     1. Schedule B, List of Funds, is modified to add The AAL Large Company Index Fund II, The AAL Mid Cap Index Fund II, The AAL Small Cap Index Fund II, The AAL Aggressive Growth Fund and The ALL Technology Stock Fund. A revised Schedule B, effective as of the date of this Amendment No. 2, is attached and incorporated herein.

     2. Schedule C, Contract Fee Schedule, is modified to add The AAL Large Company Index Fund II, The AAL Mid Cap Index Fund II, The AAL Small Cap Index Fund II, The AAL Aggressive Growth Fund and The AAL Technology Stock Fund. A revised Schedule C, effective as of the date of this Amendment No. 2, is attached and incorporated herein.

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be signed by the respective officers effective as of July 1, 2000


ATTEST:                                      THE AAL MUTUAL FUNDS

By: /s/Frederick D. Kelsven                  By: /s/Robert G. Same
    --------------------------------             -------------------------------
    Frederick D. Kelsven                         Robert G. Same




ATTEST:                                      AAL CAPITAL MANAGEMENT CORPORATION

By: /s/Frederick D. Kelsven                  By: /s/Robert G. Same
    --------------------------------             -------------------------------
    Frederick D. Kelsven                         Robert G. Same


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                                   SCHEDULE B

                                  List of Funds

                             Effective July 1, 2000


 1.  The AAL Capital Growth Fund

 2.  The AAL Bond Fund

 3.  The AAL Municipal Bond Fund

 4.  The AAL Money Market Fund

 5.  The AAL Mid Cap Stock Fund

 6.  The AAL Small Cap Stock Fund

 7.  The AAL International Fund

 8.  The AAL Equity Income Fund

 9.  The AAL Balanced Fund

10.  The AAL High Yield Bond Fund

11.  The AAL U.S. Government Zero Coupon Target Fund, Series 2001

12.  The AAL U.S. Government Zero Coupon Target Fund, Series 2006

13.  The AAL Large Company Index Fund

14.  The AAL Mid Cap Index Fund

15.  The AAL Bond Index Fund

16.  The AAL Large Company Index Fund II

17.  The AAL Mid Cap Index Fund II

18.  The AAL Small Cap Index Fund II

19.  The AAL Aggressive Growth Fund

20.  The AAL Technology Stock Fund



                                   SCHEDULE C

                              Contract Fee Schedule

                             Effective July 1, 2000

1.   The AAL Capital Growth Fund                                       $40,000

2.   The AAL Bond Fund                                                 $40,000

3.   The AAL Municipal Bond Fund                                       $40,000

4.   The ML Money Market Fund                                          $40,000

5.   The AAL Mid Cap Stock Fund                                        $40,000

6.   The AAL Small Cap Stock Fund                                      $40,000

7.   The AAL International Fund                                        $45,000

8.   The AAL Equity Income Fund                                        $40,000

9.   The AAL Balanced Fund                                             $40,000

10.  The AAL High Yield Bond Fund                                      $40,000

11.  The AAL U.S. Government Zero Coupon Target Fund, Series 2001       $1,000

12.  The AAL U.S. Government Zero Coupon Target Fund, Series 2006       $1,000

13.  The AAL Large Company Index Fund                                  $35,000

14.  The AAL Mid Cap Index Fund                                        $35,000

15.  The AAL Bond Index Fund                                           $35,000

16.  The AAL Large Company Index Fund II                               $35,000

17.  The AAL Mid Cap Index Fund II                                     $35,000

18.  The AAL Small Cap Index Fund II                                   $35,000

19.  The AAL Aggressive Growth Fund                                    $40,000

20.  The AAL Technology Stock Fund                                     $40,000